OFFICER AND DIRECTOR INDEMNITY AGREEMENT

         This  Agreement is made as of the ___ day of  September,  1997,  by and
between   Premium   Cigars   International,    an   Arizona   corporation   (the
"Corporation"), and ___________________ ("Indemnitee").

                                    RECITALS

         A. The Corporation believes it is important to the Corporation to retain and attract the most capable persons available to serve as executive officers and directors.

         B. Indemnitee, in the capacity as an executive officer and/or a director of the Corporation, will be performing a valuable service to the Corporation.

         C. In recognition of Indemnitee's need for substantial protection against personal liability and in order to retain Indemnitee's services as an executive officer and/or a director of the Corporation, the Corporation desires to provide Indemnitee with specific contractual assurances that such protection will be available to Indemnitee as set forth in this Agreement, to the fullest extent (whether partial or complete) permitted by law, and, to the extent officers' and directors' liability insurance is maintained by the Corporation, to provide for the coverage of Indemnitee under the Corporations officers' and directors' liability insurance policies.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of Indemnitee agreeing to serve as an executive officer and/or a director of the Corporation and other good and valuable consideration, the parties hereto hereby agree as follows:

         1. Indemnity. The Corporation will indemnify Indemnitee, to the fullest extent allowed by law, against all damages, judgments, fines, assessments, charges, penalties, expenses (including attorneys' fees), and amounts paid in settlement (all hereinafter referred to as "Damages") suffered or incurred by or on behalf of Indemnitee in connection with or arising out of any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") with respect to any event, act, omission, occurrence or circumstance related to the fact that Indemnitee is or was an executive officer and/or a director of the Corporation or an agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation ("Indemnifiable Event"), including, without limitations, acts or omissions of Indemnitee that constitute negligence. The Corporation shall pay all amounts required to be paid to or on behalf of Indemnitee pursuant to this Agreement as soon as possible, but in any event no later than fifteen (15) days after written demand therefor is presented to the Corporation.

         2. Advance Payment of Expenses. Notwithstanding anything to the contrary, promptly upon written request by Indemnitee, expenses (including attorneys' fees) incurred by
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Indemnitee  in connection  with  defending a civil or criminal  action,  suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount unless it ultimately shall be determined that he is entitled to be indemnified by the Corporation as required in the Corporation's Articles of Incorporation or authorized by law and may be
paid  by  the  Corporation  in  advance  on  behalf  of  any  other   authorized
representative when authorized by the Board of Directors upon receipt of a similar undertaking.

         3. Presumptions. The termination (in whole or in part) of any action, suit or proceeding, whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         4. Partial Indemnification. If Indemnitee is entitled to indemnification, whether pursuant to this Agreement or otherwise, for a portion, but not all, of the Damages, the Corporation shall, nevertheless, indemnify Indemnitee for the portion of the Damages to which Indemnitee is entitled. In addition, the extent that Indemnitee has been successful in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event, or in defense of any issue or matter (including, without limitation, any dismissal without prejudice), Indemnitee shall be entitled to indemnification against all expenses incurred in connection with those defenses.

         5. Indemnification Hereunder Not Exclusive; Change in Law. Nothing in this Agreement shall be deemed to diminish or otherwise restrict Indemnitee's right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation or under Arizona law. If and to the extent that any change in the law of Arizona (whether by statute or judicial action) permits greater indemnification than would be afforded under the Corporation's then-current Certificate of Incorporation or Bylaws or by this Agreement, it is the intent of the parties that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change immediately upon the occurrence of such change, without further action on the part of the parties hereto.

         6. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, ARIZONA LAW, REGARDLESS OF ANY CONFLICT-OF-LAW PRINCIPALS TO THE CONTRARY.

         7. Attorneys' Fees. In the event of any claim, controversy or dispute arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in connection with any such proceeding.

         8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and
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assigns;  provided,  however, that Indemnitee may not assign Indemnitee's rights hereunder and that any assignment by the Corporation shall not relieve the Corporation of its obligations hereunder. Any transfer by operation of law, pursuant to a merger or otherwise, shall constitute an assignment.

         9. Continuation of Indemnification. The indemnification under this Agreement applied to Indemnitee with respect to Indemnifiable events occurring during Indemnitee's service as an executive officer and/or a director of the Corporation and shall continue beyond any termination of that service as an executive officer and/or a director to the Corporation.

         10. Amendment, Modification or Waiver. No amendment, modification or waiver of any condition, provision or term of this Agreement shall be valid or of any effect unless made in writing, signed by the party or parties to be bound and specifying with particularity the nature and extent of such amendment, modification or waiver. Failure on the part of any party to complain of any act or failure to act of another party or to declare another party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. Any waiver by any party of any default of another party shall not affect or impair any right arising from any other or subsequent default. Nothing herein shall limit the remedies and rights of the parties hereto under and pursuant to this Agreement.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

INDEMNITEE                                   CORPORATION

                                             Premium Cigars International,
                                             an Arizona corporation


                                             By:
-----------------------------                   --------------------------------
                                                   Steven A. Lambrecht
                                                   President and Chief Executive
                                                   Officer
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